UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2019

H.B. Fuller Company

(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, MN	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On October 4, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of H.B. Fuller Company (the “Company”) approved a form of Performance-Based Non-Qualified Stock Option Agreement (the “Performance-Based NQSO Agreement”) to be used to make grants of performance-based non-qualified stock options (the “Options”) to certain executive officers contingent on the closing of the Company’s acquisition of Royal Adhesives and Sealants, LLC (“Royal Adhesives”). The Company completed the acquisition of Royal Adhesives on October 20, 2017 and the Options were granted to such executive officers.

Due to changes in accounting standards relating to classification of pension net benefit cost in the Company’s income statement, U.S. dollar devaluation, the sale of the surfactant, thickener and dispersion business announced on June 11, 2019 and the current global economic situation, especially in China, the Committee has concluded that the performance goals in the Performance-Based NQSO Agreement should be revised. Accordingly, on July 2, 2019, the Committee approved a First Amendment to each of the Performance-Based Non-Qualified Stock Option Agreements (the “First Amendment”). The First Amendment contains the following amendments to each Performance-Based NQSO Agreement:

(1)	The definition of “Adjusted EBITDA” will be: “Adjusted net income attributable to H.B. Fuller + interest expense + interest income + income taxes + depreciation + amortization. Adjustments include items as publicly disclosed in the Company’s quarterly earnings releases”.
(2)	The effect of acquisitions and divestitures by the Company will be excluded from determinations of Adjusted EBITDA (i.e., Adjusted EBITDA will be based on the Company’s EBITDA for the rolling 12-month period prior to any acquisition or divestiture).
(3)	The determination of Adjusted EBITDA will also take into account currency fluctuations (i.e., if the average of the Dow Jones USD worldwide currency index (the “DXY”) moves up or down by 3.0% or more after the date of the First Amendment, Adjusted EBITDA will be further adjusted to reflect the percentage change in the average value of the DXY during the Company’s 2020 fiscal year from the value of the DXY on the date of the First Amendment).
(4)	The Adjusted EBITDA “target” goal for the fiscal year 2020 will be changed from $600,000,000 to $547,000,000 (subject to any adjustment described in clauses (2) and (3) above).

All other terms of each of the Performance-Based NQSO Agreements, including the Option Exercise price of $57.70, remain unchanged.

The foregoing description of the First Amendment is qualified in its entirety by reference to the form of the Performance-Based NQSO Agreement, a copy which is filed as Exhibit 10.2 to this Current Report on Form 8-K and Exhibit 10.1 to this Current Report on Form 8-K, both of which are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Amendment to Form of Performance-Based Non-Qualified Stock Option Agreement_______________________________
10.2	Form of Non-Qualified Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2019

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel
and Corporate Secretary

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